Exhibit 99.1

PRESS RELEASE

Assured Guaranty to Appoint Robert Mills Chief Operating Officer and

Robert Bailenson Chief Financial Officer

HAMILTON, Bermuda – May 13, 2010 – Assured Guaranty Ltd.  (“Assured Guaranty” or the “Company”), the publicly traded holding company (NYSE: AGO) for direct bond insurers Assured Guaranty Corp. and Assured Guaranty Municipal Corp. (formerly Financial Security Assurance Inc. or “FSA,” which Assured Guaranty acquired on July 1, 2009), announced today that effective June 1, 2011, Robert B. Mills, currently Chief Financial Officer, will be appointed to the position of Chief Operating Officer and Robert A. Bailenson, currently Chief Accounting Officer, will succeed Mr. Mills as Chief Financial Officer.

“Assured Guaranty is fortunate to have great breadth of senior management expertise, as these appointments demonstrate,” said Dominic Frederico, President and CEO.  “Bob Mills has been with us since the initial public offering and was the leader of the FSA integration process, helping us to achieve our expense reduction goals.  Rob Bailenson, who has been with us for more than twenty years, will assume his new duties seamlessly.  They have both made important contributions to our operating efficiency, financial management and  transparent reporting; I know they will continue to do so in their new roles.”

Mr. Mills joined Assured Guaranty in January 2004 from UBS where he was Managing Director, Chief Financial Officer and Operating Officer of UBS for the Americas Region and a member of the Board of Directors of the UBS Investment Bank. He joined UBS in 1994 as Chief Financial Officer of the Union Bank of Switzerland prior to its merger with Swiss Bank Corp. in 1998. He was previously with KPMG Peat Marwick for 23 years as a partner and the National Practice Director for Investment Banking and Capital Markets.

Mr. Bailenson has been Managing Director and Chief Accounting Officer of Assured Guaranty Ltd. since May 2005 and has held a number of previous positions with Assured Guaranty and its predecessor companies since 1990. Among these were Chief Accounting Officer of Assured Guaranty Corp. and Chief Financial Officer and Treasurer of Assured Guaranty Re Ltd. Prior to joining Assured Guaranty, Mr. Bailenson was with Ernst & Young LLP.

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Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company.  Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets.  More information on Assured Guaranty Ltd. and its subsidiaries can be found at www.assuredguaranty.com.

Assured Guaranty Ltd.

30 Woodbourne Avenue, 5th Floor	main	441 299 9375	info@assuredguaranty.com	www.assuredguaranty.com
Hamilton HM 08	fax	441 296 1083
Bermuda

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty may not achieve additional operating efficiencies due to technological limitations or other reasons.  Readers should also consider the other risk factors contained in Assured Guaranty’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of May 13,  2011, and Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:

Sabra R. Purtill, CFA

Managing Director, Investor Relations and Corporate Communications

212-408-6044

spurtill@assuredguaranty.com

Robert Tucker

Managing Director, Fixed Income Investor Relations

212-339-0861

rtucker@assuredguaranty.com

Ashweeta Durani

Vice President, Corporate Communications

212-408-6042

adurani@assuredguaranty.com